Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 7, 2021, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-255102) and related Prospectus of Onion Global Limited dated April 28, 2021.

/s/ Ernst & Young Hua Ming LLP

Guangzhou, The People’s Republic of China

April 28, 2021